APPENDIX A
                                DISTRIBUTION PLAN


                                                         Applicable Percentage
             Class of each Fund                                Per Annum

                  Class A                                        0.25%
    (other than Class A of Pioneer Cash
   Reserves Fund, Pioneer Multi-Asset Ultrashort
 Income Fund and Pioneer Short Term Income Fund

                 Class A of                                      0.15%
          Pioneer Cash Reserves Fund

	  Class A of Pioneer Multi-Asset			 0.20%
	Ultrashort Income Fund and Pioneer
             Short Term Income Fund

                  Class B                                        1.00%

                  Class C                                        1.00%
      (other than Pioneer Multi-Asset
     Ultrashort Income Fund and Pioneer
	   Short-Term Income Fund)

	Class C of Pioneer Multi-Asset				 0.50%
     Ultrashort Income Fund and Pioneer
	  Short Term Income Fund

		 Class R					 0.50%



January 2013

                                   APPENDIX B
                                DISTRIBUTION PLAN

	Trust                   			Fund
---------------------------------- 	---------------------------------------------

Pioneer Bond Fund                       Pioneer Bond Fund

Pioneer Emerging Markets Fund           Pioneer Emerging Markets Fund

Pioneer Equity Income Fund              Pioneer Equity Income Fund

Pioneer Equity Opportunity Fund         Pioneer Equity Opportunity Fund

Pioneer Fund                            Pioneer Fund

Pioneer High Yield Fund                 Pioneer High Yield Fund

Pioneer Ibbotson Allocation Series	Pioneer Ibbotson Aggressive Allocation Fund
                                        Pioneer Ibbotson Conservative Allocation Fund
                                        Pioneer Ibbotson Growth Allocation Fund
                                        Pioneer Ibbotson Moderate Allocation Fund

Pioneer Independence Fund               Pioneer Independence Fund

Pioneer Mid Cap Value Fund              Pioneer Mid Cap Value Fund

Pioneer Money Market Trust              Pioneer Cash Reserves Fund

Pioneer Real Estate Shares              Pioneer Real Estate Shares

Pioneer Research Fund                   Pioneer Research Fund

Pioneer Series Trust I                  Pioneer Oak Ridge Large Cap Growth Fund
                                        Pioneer Oak Ridge Small Cap Growth Fund
					Pioneer Select Mid Cap Growth Fund

Pioneer Series Trust II                 Pioneer AMT-Free Municipal Fund
					Pioneer Growth Opportunities Fund

Pioneer Series Trust III                Pioneer Fundamental Value Fund

Pioneer Series Trust IV                 Pioneer Classic Balanced Fund
                                        Pioneer Government Income Fund
                                        Pioneer Multi-Asset Income Fund

Pioneer Series Trust V                  Pioneer Global Equity Fund
                                        Pioneer High Income Municipal Fund
                                        Pioneer Disciplined Growth Fund
                                        Pioneer Disciplined Value Fund

Pioneer Series Trust VI                 Pioneer Floating Rate Fund
					Pioneer Multi-Asset Real Return Fund

Pioneer Series Trust VII                Pioneer Global High Yield Fund
                                        Pioneer Global Aggregate Bond Fund
					Pioneer Emerging Markets Local Currency
					  Debt Fund

Pioneer Series Trust VIII		Pioneer International Value Fund

Pioneer Series Trust X			Pioneer Absolute Return Credit Fund
					Pioneer Fundamental Growth Fund
					Pioneer Multi-Asset Ultrashort Income Fund

Pioneer Short Term Income Fund          Pioneer Short Term Income Fund

Pioneer Strategic Income Fund		Pioneer Strategic Income Fund

Pioneer Value Fund                      Pioneer Value Fund




January 2013